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                                                                      EXHIBIT 5


              OPINION AND CONSENT OF GIBSON, DUNN & CRUTCHER LLP


June 9, 2000



Hall, Kinion & Associates
185 Berry Street
China Basin Landing, Suite 6440
San Francisco, California  94107


Ladies and Gentlemen:

Re:  Registration Statement on Form S-8

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock of Hall, Kinion & Associates, Inc. (the "Company") under the Company's 2000 Employee Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 2000 Employee Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,

                              \s\ GIBSON, DUNN & CRUTCHER LLP